                                                                Exhibit (d)(iii)

                             AMENDMENT TO AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                              FIRST WILKOW VENTURE

     AMENDMENT made and entered into this 19th day of May, 1977, to that certain Agreement of Limited Partnership of FIRST WILKOW VENTURE, dated and effective as of the 8th day of December, 1972 and amended September 10, 1974 (hereinafter collectively referred to as the "Agreement"), WITNESSETH

     WHEREAS, pursuant to a note of the limited partners of First Wilkow Venture in which their approval was sought by the existing General Partners for the inclusion of three (3) additional General Partners, as hereinafter named, in excess of Sixty (60%) percent of the limited partnership interest voted in favor of the inclusion; and

     WHEREAS, pursuant to the authority thus granted, the General Partners wish to hereby effect the foregoing inclusion,

     NOW THEREFORE, by virtue of the foregoing, the partners agree as follows:

     The Agreement is herewith amended so as to provide that the General Partners shall hereafter be:

Mendel Wilkow       1400 N. Lake Shore Dr., Chicago, IL 60610
William W. Wilkow   46 E. Schiller St., Chicago, IL 60610
Paula Tepper        1110 N. Lake Shore Dr., Chicago, IL 60610
Marc R. Wilkow      632 Pintail St., Deerfield, IL 60015
Clifton J. Wilkow   233 E. Erie St., Chicago, IL 60611

     IN WITNESS WHEREOF, the General Partners, on their own behalf and on behalf of the limited partners, have set their hands and seals at Chicago, Illinois, on the day and date first above written.


/s/ Mendel Wilkow                      1400 N. Lake Shore Dr., Chicago, IL 60610
------------------------------------
Mendel Wilkow


/s/ William W. Wilkow                  46 E. Schiller St., Chicago, IL 60610
------------------------------------
William W. Wilkow


/s/ Paula Tepper                       1110 N. Lake Shore Dr., Chicago, IL 60610
------------------------------------
Paula Tepper


/s/ Marc R. Wilkow                     632 Pintail St., Deerfield, IL 60015
------------------------------------
Marc. R. Wilkow


/s/ Clifton J. Wilkow                  233 E. Erie St., Chicago, IL 60611
------------------------------------
Clifton J. Wilkow